Registration No. 333-____________

As filed with the United States Securities and Exchange Comission on March 26, 2009

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

_________________

FORM S-8
REGISTRATION STATEMENT
UNDER THE SECURITIES ACT OF 1933

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HOLLYWOOD MEDIA CORPORATION
(Exact name of registrant as specified in its charter)

Florida	65-0385686
(State or other jurisdiction of	(I.R.S. Employer Identification No.)
incorporation or organization)
2255 Glades Road, Suite 221-A	33431
Boca Raton, Florida
(Address of Principal Executive Offices)	(Zip Code)

HOLLYWOOD MEDIA CORP. 401(k) PLAN
(Full title of the plan)

_________________

Mitchell Rubenstein
Chief Executive Officer
Hollywood Media Corp.
2255 Glades Road, Suite 221-A
Boca Raton, Florida 33431
Telephone No. (561) 998-8000
Facsimile No. (561) 998-2974
(Name, address and telephone number of agent for service)

_________________

      Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer , or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act

Large accelerated filer ☐	Accelerated filer ☒	Non-accelerated filer ☐	Smaller reporting company ☐

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CALCULATION OF REGISTRATION FEE
Title of Securities to be Registered	Amount to be Registered (1)	Proposed Maximum Offering Price Per Share (2)	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common Stock,	750,000, shares	$.081 (2)	$607,500.00 (2)	$33.90
$0.01 par value

(1)     This Registration Statement covers 750,000 additional shares of common stock, par value $.01 per share (“Common Stock”) of Hollywood Media Corp., a Florida corporation (the “Registrant”) that may be acquired under the Hollywood Media Corp. 401(k) Plan (the “401(k) Plan”) (500,000 shares of Common Stock previously were registered for the 401(k) Plan pursuant to the Registrant’s registration statement on Form S-8 filed June 1, 2001). In addition, pursuant to Rule 416(c) under the Securities Act of 1933, this Registration Statement also covers an indeterminate amount of interests to be offered or sold pursuant to the 401(k) Plan.

(2)     Estimated pursuant to Rule 457(c) under the Securities Act of 1933 solely for the purpose of calculating the registration fee based on the average of the high and low prices for Common Stock of the Registrant on the Nasdaq Stock Market on March 25, 2009.

REGISTRATION OF ADDITIONAL SHARES
PURSUANT TO GENERAL INSTRUCTION E

This Registration Statement is being filed pursuant to General Instruction E to Form S-8 under the Securities Act to register 750,000 additional shares of Common Stock under the 401(k) Plan. This Registration Statement hereby incorporates by reference the contents of the Registrant’s registration statement on Form S-8 filed with the Securities and Exchange Commission on June 1, 2001 (Registration No. 333-62152).

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 8.	Exhibits.

     The following exhibits have been filed (except where otherwise indicated) as part of this Registration Statement:

Exhibit
Number	Exhibit Description

5.1	Opinion of Foley & Lardner LLP

23.1	Consent of Consent of Kaufman Rossin & Co., P.A.

23.2	Consent of Foley & Lardner LLP (contained in Exhibit 5 hereto)

24	Power of Attorney (contained in signature page hereto)

99.2	Hollywood Media Corp. 401(k) Plan (1)

(1)     Incorporated by reference to the exhibit filed with the Registrant’s Annual Report on Form 10-K for the year ended December 31, 2000 filed with the Commission on April 2, 2001.

     The undersigned registrant hereby undertakes that it has submitted the Plan, and any amendment thereto, to the Internal Revenue Service in a timely manner and has made or will make all changes required by the Internal Revenue Service in order to continue the qualification of the Plan under Section 401 of the Internal Revenue Code of 1986, as amended.

Item 9.	Undertakings.

        (a)     The undersigned Company hereby undertakes:

            (1)     To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

            (i)     To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

            (ii)     To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective Registration Statement; and

            (iii)     To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

            (2)    That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof thereof.

            (3)    To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

            (4)    That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, in a primary offering of securities of the Registrant pursuant to this Registration Statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

            (i)    Any preliminary prospectus or prospectus of the Registrant relating to the offering required to be filed pursuant to Rule 424 under the Securities Act of 1933;

            (ii)    Any free writing prospectus relating to the offering prepared by or on behalf of the Registrant or used or referred to by the Registrant;

            (iii)    The portion of any other free writing prospectus relating to the offering containing material information about the Registrant or its securities provided by or on behalf of the Registrant; and

            (iv)    Any other communication that is an offer in the offering made by the Registrant to the purchaser.

        (b)    The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        (c)    Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Boca Raton, State of Florida, on this 25th day of March, 2009.

HOLLYWOOD MEDIA CORP.
By: /s/ Mitchell Rubenstein
Mitchell Rubenstein
Chief Executive Officer

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons on March 25, 2009 in the capacities indicated. Each person whose signature appears below constitutes and appoints Mitchell Rubenstein and Laurie S. Silvers, and each of them individually, his or her true and lawful attorney-in-fact and agent, with full power of substitution and revocation, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or either of them, may lawfully do or cause to be done by virtue hereof.

Signature	Title
/s/ Mitchell Rubenstein Mitchell Rubenstein	Chairman of the Board, Chief Executive Officer and Director (Principal Executive Officer)
/s/ Laurie S. Silvers Laurie S. Silvers	Vice Chairman of the Board, President, Secretary and Director
/s/ Scott Gomez Scott Gomez	Chief Accounting Officer (Principal Financial and Accounting Officer)
/s/ Robert E. McAllan Robert E. McAllan	Director
/s/ Robert D. Epstein Robert D. Epstein	Director
/s/ Harry T. Hoffman Harry T. Hoffman	Director
/s/ Deborah J. Simon Deborah J. Simon	Director
/s/ Spencer Waxman Spencer Waxman	Director

EXHIBIT INDEX

Exhibit Number	Exhibit Description

(5.1)	Opinion of Foley & Lardner LLP

(23.1)	Consent of Kaufman Rossin & Co., P.A.

(23.2)	Consent of Foley & Lardner LLP (contained in Exhibit 5 hereto)

(24)	Power of Attorney (contained in signature page hereto)

(99.2)	Hollywood Media Corp. 401(k) Plan (1)

(1)     Incorporated by reference to the exhibit filed with the Registrant’s Annual Report on Form 10-K for the year ended December 31, 2000 filed with the Commission on April 2, 2001.